                                                                   Exhibit 10.63

                            ASSET PURCHASE AGREEMENT
                            ------------------------

                           dated as of March 15, 2000

                                  by and among

                  CAIS INTERNET, INC., a Delaware corporation

            CAIS SOFTWARE SOLUTIONS, INC.,  a California corporation

                                      and

             QUICKATM, LLC, a California limited liability company

                            ASSET PURCHASE AGREEMENT
                            ------------------------

     This Asset Purchase Agreement (this "Agreement") is made as of March __, 2000, by and among QuickATM, LLC, a California limited liability company ("Seller"), CAIS Software Solutions, Inc., a California corporation ("Buyer") and CAIS Internet, Inc., a Delaware corporation ("CAIS").

                                R E C I T A L S
                                ---------------

          A. Seller conducts the business of, among other things, the development, manufacture, lease, sale and operation of multi-media information and Internet kiosks (the "Business"). The Business is conducted by Seller primarily at its facility at 2437 Durant Avenue, Suite 207, Berkeley, California (the "Facility").

          B.  Buyer is a wholly owned subsidiary of CAIS.

          C. Subject to the terms and conditions of this Agreement, Buyer desires to purchase, and Seller desires to sell, certain of the assets, rights and tangible and intangible properties of the Business as currently conducted. Buyer is willing to assume certain of the liabilities and obligations of Seller specified herein related to the Business, upon the terms and conditions set forth in this Agreement.

                        TERMS, COVENANTS AND CONDITIONS
                        -------------------------------
     1. DEFINITIONS.
        -----------

          For the purposes of this Agreement, in addition to any other terms defined in this Agreement, the definitions cross-referenced below shall be applicable:

        1.1  Accounts Receivable: shall be as defined in Section 2.2(b).
             -------------------

        1.2  Acquired Intellectual Property: shall be as defined in
             ------------------------------
             Section 2.1(d).

        1.3  Agreement: shall be as defined in the preamble.
             ---------

        1.4  Approval: shall be as defined in Section 2.4.1
             --------

        1.5  Assets: shall be as defined in Section 2.1.
             ------

        1.6  Assumed Liabilities: shall be as defined in Section 2.5.1.
             -------------------

        1.7  Books and Records: shall be as defined in Section 2.2(h).
             -----------------

        1.8  Broker:  shall be as defined in Section 3.13.
             ------

        1.9  Business: shall be as defined in the recitals.
             --------

        1.10  Buyer: shall be as defined in the preamble.
              -----

        1.11  Buyer/CAIS Closing Documents: shall be as defined in
              ----------------------------
              Section 2.6.3.

        1.12  Buyer's Damages: shall be as defined in Section 9.2.
              ---------------

        1.13  CAIS:  shall be as defined in the preamble.
              ----

        1.14  CAIS Common Stock:  shall be as defined in Section 2.3.2.
              -----------------

        1.15  CAIS SEC Reports:  shall be as defined in Section 4.6.
              ----------------

        1.16  Cash Consideration:  shall be as defined in Section 2.3.2.
              ------------------

        1.17  Closing: shall be as defined in Section 2.6.1.
              -------

        1.18  Closing Date:  shall be as defined in Section 2.6.1
              ------------

        1.19  Confidential Information: shall be as defined in Sections 6.5
              ------------------------
              and 7.4.

        1.20  Confidentiality Agreement:  shall be as defined in Sections 6.5
              -------------------------
              and 7.4.

        1.21  Closing Date: shall be as defined in Section 2.6.1.
              ------------

        1.22  Consideration Shares:  shall be as defined in Section 2.3.2.
              --------------------

        1.23  Contracts: shall be as defined in Section 2.1(f).
              ---------

        1.24  Corporate Documents: shall be as defined in Section 2.2(c)
              -------------------

        1.25  Damages: shall be as defined in Section 9.3.
              -------

        1.26  Employee Plan: shall be as defined in Section 8.2.
              -------------

        1.27  ERISA: shall be as defined in Section 8.2.
              -----

        1.28  Escrow Agreement: shall be as defined in Section 2.3.3.
              ----------------

        1.29  Escrow Amount: shall be as defined in Section 2.3.3.
              -------------

        1.30  Excluded Assets: shall be as defined in Section 2.2.
              ---------------

        1.31  Facility: shall be as defined in the recitals.
              --------

        1.32  Facility Improvements: shall be as defined in Section 2.1(c).
              ---------------------

        1.33  Financial Statements: shall be as defined in Section 4.6.
              --------------------

        1.34  First Anniversary Date:  shall be as defined in Section 2.3.3.
              ----------------------

        1.35  Full Integration Date:  shall be as defined in Section 6.1.
              ---------------------

        1.36  GAAP: shall be as defined in Section 4.6.
              ----

        1.37  Incentive Compensation: shall be as defined in Section 2.3.2
              ----------------------

        1.38  Incentive Date: shall be as defined in Section 2.3.2.
              --------------

        1.39  Intangible Personal Property: shall be as defined in
              ----------------------------
              Section 2.1(e).

        1.40  Intellectual Property: shall be as defined in Section 2.1(d).
              ---------------------

        1.41  Inventory: shall be as defined in Section 2.1(a).
              ---------

        1.42  IRC: shall be as defined in Section 8.2.
              ---

        1.43  Lease:  shall be as defined in Section 2.1(g).
              -----

        1.44  Liens: shall be as defined in Section 3.3.
              -----

        1.45  Machinery and Equipment: shall be as defined in Section 2.1(b).
              -------------------------------------------------

        1.46  Material Adverse Effect: shall be as defined in Section 3.
              -------------------------------------------------

        1.47  Permitted Liens: shall be as defined in Section 3.3.
              -------------------------------------------------

        1.48  Purchase Price:  shall be as defined in Section 2.3.1
              -------------------------------------------------

        1.49  Registration Rights Agreement: shall be as defined in
              -------------------------------------------------
              Section 2.3.5.

        1.50  Seller: shall be as defined in the preamble.
              -------------------------------------------------

        1.51  Seller's Closing Documents: shall be as defined in Section 2.6.2.
              -------------------------------------------------

        1.52  Seller's Damages: shall be as defined in Section 9.3.
              -------------------------------------------------

        1.53  Seller's Key Officer: shall be as defined in Section 3.
              -------------------------------------------------

        1.54  Seller Names: shall be as defined in Section 7.3.1.
              -------------------------------------------------

        1.55  Subsidiary: shall be as defined in Section 2.1.
              -------------------------------------------------

        1.56  Taxes: shall be as defined in Section 2.2(f).
              -------------------------------------------------

        1.57  Used in the Business: shall be as defined in Section 2.1
              -------------------------------------------------

        1.58  Warranty Obligations: shall be as defined in Section 2.5.1(b).
              -------------------------------------------------

     2. SALE AND PURCHASE OF ASSETS.
        ---------------------------

        2.1  Sale of Assets.
             --------------

        Subject to the terms and conditions of this Agreement and for the consideration set forth herein, Seller shall, at the Closing, sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all of the right, title and interest of Seller in and to the assets, rights and tangible and intangible property Used in the Business (other than the Excluded Assets), including, without limitation, the assets, rights, tangible and intangible property specifically described in Sections 2.1(a)-(h) below, as the same may exist at the Closing (the "Assets"). As used in this Agreement, the term "Used in the Business" with respect to any asset, right, tangible and intangible property, liability or obligation, shall mean (1) the use or accrual of such item primarily relates to or primarily derives from the Business, and
(2) the item is reasonably necessary for the operation of the Business as presently conducted and as conducted on the Closing Date. As used herein, "Subsidiary" shall mean, with respect to a specified company, an entity controlled, directly or indirectly by such company, including, without limitation, by such company's beneficial ownership of fifty percent (50%) or more of such entity's outstanding voting stock or other equity interests. Without limiting the generality of the foregoing, the Assets shall include, without duplication, the right, title and interest of Seller in and to the following as the same may exist at the Closing:

          (a) Inventory.  All inventories of raw materials, work-in-process,
              ---------
finished goods (including installation tooling), supplies and repair materials owned by Seller Used in the Business existing as of the Closing Date, whether on or within the Facility, en route thereto or elsewhere (the "Inventory").

          (b) Fixed Assets and Tangible Personal Property. All fixed assets and
              -------------------------------------------
tangible personal property owned or leased by Seller Used in the Business, including, without limitation, all machinery (including replacement parts), computers, computer auxiliary equipment and supplies, equipment (including demo equipment and replacement parts), supplies, tools, tooling, furniture, fixtures, hardware, dies and spare parts Used in the Business ("Machinery and Equipment"), including, but not limited to, the Machinery and Equipment set forth in Schedule
                                                                        --------
2.1(b) of Exhibit A hereto.
------    ---------

          (c) Facility Improvements.  All leasehold improvements and fixtures
              ---------------------
located at the Facility (the "Facility Improvements").

          (d) Intellectual Property.  All patents, trademarks and trademark
              ---------------------
applications listed on Schedule 2.1(d) of Exhibit A attached hereto, all patent
                       ---------------    ---------
applications and invention disclosures set forth in such schedule, and all service marks, service mark applications, trade and other names (either registered, common law or registration applied for), copyrights, copyright applications, trade secrets, know-how, processes, proprietary computer software, manufacturing or marketing procedures, recipes, formulae, drawings, schematics and patterns (collectively, "Intellectual Property") owned by Seller that are Used in the Business, including, but not limited to, the Intellectual Property listed on Schedule 2.1(d) of Exhibit A hereto (all such Intellectual Property,
          ---------------    ---------
collectively, the "Acquired Intellectual Property"). Without limitation of the foregoing, the Acquired Intellectual Property shall be deemed to further include any drawings, documentation, schematics, manuals or other materials, whether in written or magnetic form to the extent that the same describe, disclose or otherwise set forth any of the Acquired Intellectual Property.

          (e) Intangible Personal Property.  All warranties, guaranties, vendor
              ----------------------------
lists, customer lists, customer files, customer records, trade and other association memberships and rights, licenses and permits susceptible of transfer under regulatory agency or other applicable rules, and which are Used in the Business (the "Intangible Personal Property").

          (f) Contracts.  All contracts of Seller Used in the Business,
              ---------
including, without limitation, all patent, technology, software and other Intellectual Property license agreements, assignment agreements, purchase contracts, purchase orders, sales contracts, sales orders, rights to discounts, maintenance agreements, installation agreements, sales representative agreements, Internet service agreements, distribution agreements, joint development contracts and agreements related to equipment leased from Seller or third parties Used in the Business (collectively, the "Contracts"), including, but not limited to, those Contracts listed on Schedule 2.1(f) of Schedule A
                                              --------------     ----------
hereto.

          (g) Facility.  All of Seller's right, title and interest as tenant in
              --------
and to the lease for the Facility ("Lease"). Buyer and CAIS acknowledge that the Facility lease is a month-to-month tenancy. Further, Buyer may assume the Seller's insurance policies relating to the Facility or the Business listed on

Schedule 2.1(g) of Schedule A hereto, provided that the insurer, in each case,
-----------------------------
consents to such assignment and assumption and Buyer (or CAIS) agrees to reimburse Seller for prepaid policy premiums, deductible and other amounts.

          (h) Books and Records.  All books, records, logs, plans,
              ------------------
specifications, blueprints, data, operating manuals, drawings, sketches, diagrams, marketing materials, and other reports or documents Used in the Business but excluding any Corporate Documents, or any documents or records pertaining to Excluded Assets or to any liabilities other than the Assumed Liabilities (collectively, "Books and Records").

        2.2  Assets Not Purchased.
             --------------------

          Notwithstanding Section 2.1, Seller shall not sell, and Buyer shall not acquire any interest in, any of the following (collectively, the "Excluded Assets"):

          (a)  Cash.  Any cash, cash deposits, securities, other cash
               ----
equivalents, cash refunds, insurance policies (including, but not limited to, any pre-payments and any rights thereunder), security bonds or deposits, or bank accounts.

          (b)  Accounts Receivable.  All accounts receivable or notes receivable
               -------------------
of Seller accrued in the Business and outstanding as of the Closing Date (the "Accounts Receivable").

          (c)  Corporate Documents. All organizational documents, financial or
               -------------------
tax information, minute books, stock ledgers, or similar corporate documents and records pertaining to Seller and its affiliates, including, but not limited to, Seller's name and identity ("Corporate Documents").

          (d)  Royalty Bearing Licenses.  Any agreements by Seller to license or
               ------------------------
assign patent, technology, software or other Intellectual Property license agreements to other parties where royalties (or claims with respect thereto) accrue to the licensor.

          (e)  Other Real Property.  Real property or real property interests
               -------------------
other than the Lease.

          (f)  Tax Refunds.  Any refund of the following: any federal, state,
               -----------
local, or foreign income, gross receipts, license, payroll, parking, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including, without limitation, taxes under IRC Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, documentary, value added, alternative or add-on minimum, estimated tax or other tax of any kind whatsoever (collectively, "Taxes"), or any claim for a refund of Taxes for periods before the Closing. Notwithstanding the foregoing, or anything else to the contrary set forth in this Agreement, neither Buyer nor Seller shall have any obligation to apply for, pursue or otherwise seek to obtain any refund for Taxes for periods prior to or after the Closing.

          (g)  Contingent Benefits. Any claims or rights against third parties
               -------------------
arising from the ownership of the Assets or the conduct of the Business before the Closing Date, other than rights described in clause (f) of Section 2.1 with respect to Contracts that remain executory.

          (h)  Intercompany Agreements. Any distributor, representative or
               -----------------------
service agreements, contracts or commitments exclusively between Seller and any affiliate of Seller.

          (i) Property Not Specifically Included. Any assets, property, rights, title or other interests not specifically included in the definition of "Assets" and set forth in Section 2.1. Such assets shall remain the property of Seller and Buyer shall have no liability or other responsibility with respect thereto.

        2.3  Purchase Price.
             --------------

          2.3.1  Total Consideration.  Subject to the terms and conditions of
                 -------------------
this Agreement (including, without limitations, Section 11.3 below), as consideration for Buyer's purchase of the Business and the Assets: (a) Buyer and CAIS shall pay total consideration equal to $1,750,000 as set forth in Section
2.3.2 below (the "Purchase Price") and (b) Buyer (but not CAIS) shall assume the Assumed Liabilities.

          2.3.2  Payment of Consideration.  The Purchase Price shall consist of:
(i) a number of shares of CAIS Common Stock, par value $.01 per share ("CAIS Common Stock"), equal to (x) One Million Two Hundred and Fifty Thousand Dollars ($1,250,000) divided by (y) the average closing price of the CAIS Common Stock on the Nasdaq Stock Market for the ten (10) trading days immediately preceding the Closing Date (the "Consideration Shares"), (ii) cash in an aggregate amount of Five Hundred Thousand dollars ($500,000) (the "Cash Consideration"), and
(iii) at the "Incentive Date," cash incentive compensation equal to (x) One Thousand Five Hundred Dollars ($1,500) for each information-only kiosk acquired by Buyer that Buyer agrees to convert to an Internet access kiosk, and (y) Two Thousand Five Hundred Dollars ($2,500) for each new Internet kiosk location that Buyer agrees to establish upon a referral from

Clifford S. Orloff (collectively, the "Incentive Compensation"). The Incentive Compensation shall be paid on the Incentive Date, which shall be the date which is the later of ten weeks after August 29, 2000 or ten weeks after the termination of the Consulting Agreement dated as of the date hereof by and between Clifford S. Orloff and Buyer, and the Incentive Compensation shall be paid with respect only to kiosks converted or established prior to or on the Incentive Date. Without limiting the generality of the foregoing, Buyer shall have no obligations with respect to Incentive Compensation for kiosks converted or established after the Incentive Date.

          2.3.3  Escrow.  Prior to the Closing, shares of CAIS Common Stock
                 ------
equal to ten percent (10%) of the Consideration Shares shall be delivered to and held in escrow (the "Escrow Amount") until the first anniversary date of the Closing Date (the "First Anniversary Date") (subject to any pending claims for indemnification which exist on such date) pursuant to an Escrow Agreement in the form attached hereto as Exhibit 2.6.2(e) (the "Escrow Agreement") to secure
                        ----------------
claims by indemnified parties for indemnification pursuant to Section 9 of this Agreement. As set forth in Section 9.7, Seller's liability arising out of, or in connection with, this Agreement shall be limited to the Escrow Amount; provided, however, that none of the provisions of this Agreement, the Escrow Agreement, or any other agreements entered into by the parties in furtherance of this Agreement shall in any manner limit the liability of Seller, or any person who is or was an officer, employee, member or agent of Seller, with respect to (i) fraud; (ii) intentional misrepresentation; or (iii) criminal conduct.

          2.3.4  No Fractional Shares.  No fraction of a share of CAIS Common
                 --------------------
Stock shall be issued pursuant to this Agreement. In lieu of fractional shares, the Seller shall be paid an amount in cash, without interest, rounded to the nearest cent, determined by multiplying the fractional interest to which Seller would otherwise be entitled by the average closing price of CAIS Common Stock computed pursuant to clause (i) of Section 2.3.2.

          2.3.5  Restricted Stock.  The shares of CAIS Common Stock issued
                 ----------------
pursuant to this Agreement will not be registered under the Securities Act of 1933, as amended ("Securities Act"), except as provided in the Registration Rights Agreement attached hereto as Exhibit 2.6.2(d) (the "Registration Rights
                                    ----------------
Agreement"). Such shares may not be transferred or resold thereafter, except in compliance with the terms of this Agreement and the Registration Rights Agreement and following registration under the Securities Act or in reliance on an exemption from registration under the Securities Act. Notwithstanding the foregoing, the parties each acknowledge and agree that it is the intention of the members of Seller to dissolve Seller and to distribute the assets of Seller, including the shares of CAIS Common Stock purchased hereunder, to the members of Seller as well as to a certain non-employee director, to certain employees and to the Broker (as defined herein) as compensation for Broker's services in connection with this Agreement. Accordingly, the parties will take all necessary steps to enable the transfer of CAIS Common Stock to the above mentioned parties, provided that the recipients of CAIS Common Stock cooperate fully with the parties and otherwise abide by all applicable state and federal securities laws.

        2.4  No Assignment in Certain Circumstances.
             -----------------------------------------

          2.4.1  Consents.  Notwithstanding anything else contained in this
                 --------
Agreement to the contrary, this Agreement shall not constitute an agreement to sell, convey, assign, transfer or deliver any interest in any instrument, commitment, contract, lease, permit or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom if such a transfer or an attempt to make such a transfer without the authorization, approval, consent or waiver (collectively, "Approval") of a third party would constitute a breach or violation thereof, or affect adversely the rights of Buyer, CAIS or Seller thereunder, or constitute a Material Adverse Effect; and any such transfer to Buyer that requires the Approval of a third party shall be made subject only to such Approval being obtained. Prior to the Closing Date, Seller and Buyer shall reasonably cooperate, at Seller's cost, and shall use commercially reasonable efforts to obtain all Approvals required hereunder. In the event that any such Approval is not obtained on or prior to the Closing Date, Seller shall continue to use commercially reasonably efforts to obtain any such Approval and cooperate with Buyer and CAIS in any reasonable and lawful arrangement to provide that Buyer shall receive all of Seller's right, title and interest in any Asset with respect to which such Approval is required, including, without limitation, performance by Seller, as agent; provided, however, that, in connection with the foregoing, Seller shall not be obligated to commence or prosecute any proceeding of any nature before any governmental entity or pay any amount to any third party other than at the sole expense of Buyer; provided further, however, that any and all consent and assignment costs or charges expressly set forth in the Contracts, including, without limitation, payments stated to be due in connection with the sale, transfer, or other disposition of the Business by Seller, shall be paid by Seller. Except as provided in Section 2.4.2 below, no such Approval shall be a condition to Closing.

          2.4.2  Required Consents.  Seller shall obtain, at or prior to the
                 -----------------
Closing, the consent of Mark Daoud to the assignment, to Buyer, of the contracts listed on Exhibit 2.4.2, in substantially the form of consent set forth in
          -------------
Exhibit 2.4.2. Seller shall also obtain, at or prior to Closing, from the
-------------
landlord to the Lease, such landlord's consent to assign the Lease to either Buyer or CAIS.

        2.5  Assumed Liabilities.  __
             --------------------

          2.5.1  Assumption of Liabilities.  In connection with the purchase and
                 -------------------------
sale of the Assets pursuant to this Agreement, Buyer shall assume in writing at the Closing pursuant to the Bill of Sale, Assignment and Assumption Agreement attached hereto as Exhibit 2.6.2(a) (the "Transfer Agreement") only those
                   ----------------
liabilities and obligations of Seller set forth below (collectively, the "Assumed Liabilities"):

                (a)  Contract Obligations.  Any obligation remaining to be
                     --------------------
performed under the Contracts, including, without limitation, installation and maintenance obligations.

                (b) Warranty Obligations. Any continuing obligation of Seller with respect to the performance of warranty and/or service obligations with respect to the products and/or services related to the Assets ("Warranty Obligations").

                (c) Assets. Any obligations or liabilities relating to the Assets for which the event giving rise to each such obligation or liability, or the claim relating to each such obligation or liability, arose after the Closing Date.

          Except as provided in this Section 2.5, no other liabilities or obligations of any nature, whether known or unknown, foreseen or unforeseen, fixed or contingent, liquidated or unliquidated, accrued or unaccrued, shall be assumed by Buyer in connection with the purchase and sale of the Assets hereunder, and any such liabilities and obligations of any nature of Seller not expressly assumed by Buyer pursuant to this Section 2.5 shall remain the sole and absolute responsibility of Seller (collectively, the "Retained Liabilities").

        2.6  Closing.
             -------

          2.6.1  Closing Date.  Subject to Sections 5 and 6, the closing of the
                 ------------
purchase and sale of the Assets and the assumption of the Assumed Liabilities (the "Closing") shall take place at the offices of Morrison & Foerster LLP, 2000 Pennsylvania Avenue, N.W., Washington, DC, at 10:00 a.m. on March 10, 2000, or at such other place, date or time as Buyer, CAIS and Seller may agree in writing. The date of the Closing shall constitute the "Closing Date."

          2.6.2  Seller's Deliveries at Closing.  At the Closing, Seller shall
                 ------------------------------
deliver or cause to be delivered to Buyer:

                (a) An executed counterpart of the Bill of Sale, Assignment and Assumption Agreement in the form of Exhibit 2.6.2(a);
                                    ----------------
                (b) Secretary's Certificates certifying the resolutions of the members or managers, as the case may be, of Seller authorizing consummation of the transactions contemplated by this Agreement substantially in the form of
Exhibit 2.6.2(b);
----------------

                (c)  Compliance Certificates substantially in the form of
Exhibit 2.6.2(c);
----------------

                (d) An executed counterpart of the Registration Rights Agreement in the form of Exhibit 2.6.2(d);
                         ----------------

                (e) An executed counterpart of the Escrow Agreement in the form of Exhibit 2.6.2(e); and
   ----------------

                (f) An executed counterpart of the Consulting Agreement in the form of Exhibit 2.6.2(f).
        ----------------

The documents referred to in Sections 2.6.2(a) through (f) above are hereinafter referred to, collectively, as the "Seller's Closing Documents."

          2.6.3  Buyer's and CAIS' Deliveries at Closing. At the Closing, Buyer
                 ---------------------------------------
and/or CAIS, as the case may be, shall deliver or cause to be delivered to Seller the following instruments and documents against delivery of the items specified in Section 2.6.2:

                (a)  (1)  From Buyer, the Cash Consideration, subject to any adjustment thereto pursuant to Section 11.3 below, by wire transfer of immediately available funds to an account, and in accordance with instructions, designated by Seller; and (2) from CAIS, the Consideration Shares;

                (b) Secretary's Certificates certifying the resolutions of the Boards of Directors of Buyer and of CAIS authorizing consummation of the transactions contemplated by this Agreement substantially in the form of Exhibit 2.6.3(b);
                                                            ----------------

                (c)  Compliance Certificates substantially in the form of
                     Exhibit 2.6.3(c);
                     ----------------

                (d) An executed counterpart of the Bill of Sale, Assignment and Assumption Agreement;

                (e)  An executed counterpart of the Registration Rights
                     Agreement;

                (f)  An executed counterpart of the Escrow Agreement; and

                (g)  An executed counterpart of the Consulting Agreement.

The documents referred to in Section 2.6.3(b) through (g) above, are hereinafter referred to collectively, as the "Buyer/CAIS Closing Documents." The Incentive Compensation shall not be due at Closing, but rather, shall be payable, if at all, from Buyer to Seller on the Incentive Date.

        2.7  Consent of Third Parties.  At the Closing, Seller shall provide
             ------------------------
Buyer with copies of such third party consents and Approvals as may have been actually obtained by Seller through the Closing Date.

     3.  REPRESENTATIONS AND WARRANTIES OF SELLER.
         ----------------------------------------

          Seller hereby represents and warrants to Buyer and CAIS that, except as otherwise disclosed in the Disclosure Schedule attached hereto as Schedule 3
                                                                     ---------
of Exhibit A, the following statements set forth in this Section 3 are true and
   ---------
correct, as of the Closing Date. Whenever the term "to Seller's knowledge" or "to the best of Seller's knowledge" or similar expression appears in any representation or warranty in this Section 3, it means to the actual knowledge (after reasonable investigation or inquiry) of Clifford Orloff, Seller's President and Chief Executive Officer ("Seller's Key Officer"). Whenever the term "Seller has received no notice" or like expression appears in any representation or warranty in this Section 3, it means that Seller's Key Officer has not received actual oral or written notice of the matter to which such term is applied. Whenever the term "Material Adverse Effect" or similar expression appears in this Agreement, it means, an effect, on the Assets or the Business, which is or is reasonably likely to be materially adverse to (a) the results of operations or financial condition of the Business, taken as a whole, or (b) Buyer's ability to operate the Business, after the Closing Date, substantially in the form as it was conducted immediately prior to the Closing Date.

          3.1  Organization and Authority.  Seller: (i) is a duly organized and
               --------------------------
validly existing limited liability company and is in good standing under the laws of the State of California; (ii) has all necessary power and authority to own and lease its properties and to carry on its business as and where it is now being conducted and to enter into and perform this Agreement; and (iii) is qualified to do business in all jurisdictions in which the failure to so qualify would have a Material Adverse Effect.

        3.2  Authority Relating to this Agreement and Other Agreements;
             ---------------------------------------------------------
             No Violation of Other Instruments.
             ---------------------------------

          3.2.1 The execution and delivery of this Agreement and the Seller's Closing Documents and the performance by Seller of its obligations hereunder and thereunder have been duly authorized by all necessary limited liability company action on the part of Seller and, assuming execution of this Agreement by Buyer and CAIS, this Agreement and each of the Seller's Closing Documents will constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, subject as to enforcement only: (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally; and (ii) to general principles of equity.

          3.2.2 Neither execution of this Agreement nor any of the Seller's Closing Documents, nor the performance hereof or thereof by Seller, will to Seller's knowledge: (i) conflict with or result in any breach or violation of the terms of any decree, judgment, order, law or regulation of any court or other governmental body now in effect applicable to Seller; (ii) conflict with, or result in, with or without the passage of time or the giving of notice (or both), any breach of any of the terms, conditions and provisions of, or constitute a default under, or result in the creation of, any Lien (as defined herein) upon any of the Assets pursuant to, any indenture, mortgage, lease, agreement or other instrument to which Seller is a party or by which it or any of the Assets are bound; or (iii) violate or conflict with any provision of Seller's organizational instruments.

          3.2.3 To Seller's knowledge, and except as provided in Section 2.4.2, no consent from any third party and no consent, approval or authorization of, or declaration, filing or registration with, any government or regulatory authority is required to be made or obtained by Seller in order to (i) assign and transfer the Acquired Intellectual Property to Buyer, except for such consents which the failure to obtain would not have, in the aggregate, a Material Adverse Effect; or (ii) permit the execution, delivery or performance of this Agreement or any of the Seller's Closing Documents by Seller, or the consummation by Seller of any of the other transactions contemplated by this Agreement.

        3.3  Ownership and Delivery of Assets.  Except with respect to Assets
             --------------------------------
which are leased by or licensed to Seller, Seller has, or immediately prior to the Closing will have, good and marketable title to all of the Assets consisting of personal property and Seller has all necessary power and authority to transfer such Assets to Buyer, free and clear of all liens, charges, security interests, easements, covenants, mortgages, restrictions or other encumbrances, rights of others or limitations (collectively, "Liens") other than any (a) mechanics', carriers', workers' and other similar Liens arising in the ordinary course of business; (b) Liens for real property Taxes and assessments not yet due and payable; (c) non-monetary real property encumbrances that do not materially interfere with the operation of that portion of the Business conducted on such property; (d) Liens securing purchase money obligations or obligations under equipment leases which, in the aggregate, are not material in amount and have not arisen other than in the ordinary course of business; and (e) with respect to patents, patent applications, trademarks, trademark applications, software and other Intellectual Property, any licenses which may have been granted by Seller to third parties (collectively, "Permitted Liens").

        3.4  Compliance with Law.  To Seller's knowledge, Seller holds all
             -------------------
licenses, permits, authorizations and other Approvals necessary for the lawful conduct of the Business whenever and wherever conducted pursuant to all applicable statutes, laws, ordinances, rules and regulations of all foreign and domestic governmental and quasi-governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over Seller, the Assets or any part of Seller's operations, and to Seller's knowledge, there is no violation thereof or default thereunder. To Seller's knowledge, Seller is not in violation of any decree, judgment, order, law or regulation of any court or other foreign or domestic governmental and quasi-governmental body (including, without limitation, applicable equal employment and civil rights regulations, wages, hours and the payment of social security taxes and occupational health and safety legislation).

        3.5  Absence of Certain Changes or Events.
             ------------------------------------

          (a) Since December 31, 1999, to Seller's knowledge, there have been no material changes in the condition, financial or otherwise, of any of the assets, liabilities, business, or operations of the Business, other than changes in the ordinary course of business which in the aggregate would not have a Material Adverse Effect.

          (b) Without limiting the foregoing, since December 31, 1999, (i) Seller has not entered into any transaction other than in the ordinary course of business relating to or affecting the Assets or the Business, other than this Agreement; (ii) to Seller's knowledge, there have been no losses or damage to any of the Assets due to fire or other casualty, whether or not insured, amounting to more than Five Thousand Dollars ($5,000) in the aggregate; (iii) to Seller's knowledge, Seller has not executed, created, amended or terminated any Contract except in the ordinary course of business; (iv) there has been no waiver or compromise by Seller of a material right or of a material debt owed to it; (v) there has been no revaluation by Seller of any of the Assets; and (vi) there has been no revocation of any license, permit, Approval or right to do business granted to Seller relating to or affecting the Business.

        3.6  Inventory.  All of the Inventory is of the type used in the
             ---------
ordinary course of the business, and, except for excess, defective, obsolete and slow-moving items, is in good operating condition, reasonable wear and tear excepted. Except as set forth herein and subject to any other disclaimers of warranties and limitations on liability expressly set forth in this Agreement, the Inventory is being sold to Buyer on an "as is" basis without warranty of any kind.

        3.7  Personal Property.  To Seller's knowledge, the Machinery and
             -----------------
Equipment is in good operating condition, reasonable wear and tear excepted, and the leases to personal property utilized in the Business are valid and enforceable and are not, with or without the passage of time, the delivery of notice (or both), in material default by any party thereto.

        3.8  Lease.  To Seller's knowledge, the Lease is a valid and binding
             -----
obligation of Seller and the landlord thereunder, and is enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and is not, with or without the passage of time or the delivery of notice (or both), in material default by any party thereto.

        3.9  Intellectual Property.  To Seller's knowledge, all of the Acquired
             ---------------------
Intellectual Property is owned by Seller free and clear of all Liens (other than Permitted Liens) and the use of any of the Acquired Intellectual Property in the conduct of the Business does not violate any license agreement between Seller and any third party with respect to any of the Acquired Intellectual Property. Seller has received no written notice of any alleged infringement on the rights of any third party. Seller has the right to transfer and assign the Acquired Intellectual Property to Buyer hereunder. Seller has received no written notice of any action or proceeding pending or threatened, contesting the validity, ownership or right to use, sell, license or dispose of the Acquired Intellectual Property. To Seller's knowledge, there has been no infringement or unauthorized use by any other person or entity of any of the Acquired Intellectual Property.

        1.10  Product Warranties and Returns.  Seller has not made any
              ------------------------------
warranties or guarantees relating to its products or services that will be in effect as of the Closing Date, except for warranties and guarantees given in the ordinary course of business, including, without limitation, (i) warranties and guarantees made in connection with Seller's established "Satisfaction
Guaranteed -- No Questions Asked" policy; and (ii) any warranties and guarantees made in any of the Contracts.

        1.11  Litigation.  None of Seller nor any officer, director, employee or
              ----------
agent of Seller is a party to any pending or, to Seller's knowledge, threatened action, suit, proceeding or investigation, at law or in equity or otherwise in, for or by any court or other governmental or quasi-governmental body which would have a Material Adverse Effect. Seller is not subject to any pending or, to Seller's knowledge, threatened product liability claim relating to the Assets or the Business. Seller is not subject to any decree, judgment, order, law or regulation of any court or other governmental or quasi-governmental body which would have a Material Adverse Effect.

        1.12  Personnel.  Seller has no union contracts or collective bargaining
              ---------
agreements with, or any other obligations to, employee organizations or groups relating to the Business, nor is Seller currently engaged in any labor negotiations, except in minor grievances not involving any employee organization or group, nor, to the knowledge of Seller, is Seller the subject of any union organization affecting its Business. There is no pending or, to Seller's knowledge, threatened labor dispute, strike or work stoppage affecting the Business. No employees of the Business are parties to any employment agreement or other arrangement with Seller providing for such employees to receive any bonus or other payment (in cash or otherwise) upon such employees' termination of employment, other than ordinary accrued but unpaid salary, vacation pay and/or severance pay under Seller's policies or law.

        1.13  Brokers and Finders.  Except as set forth herein, neither Seller
              -------------------
nor any member, manager, officer, employee or agent of Seller has retained any broker or finder in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, Seller has retained Barman Capital, LLC ("Broker") to represent Seller in connection with this Agreement and the transactions contemplated thereby and Seller agrees, as between Seller and Buyer, to pay and have full responsibility for Broker's fees and charges.

        1.14  Contracts.  Neither Seller nor, to Seller's knowledge, any other
              ---------
party to any Contract is, with or without the passage of time or the giving of notice (or both), in default in the performance of, or not in compliance with, any provisions of such Contract, other than any such default or non-compliance which would not have a Material Adverse Effect. Seller has no knowledge of any intent by any other party not to perform its obligations under any Contract.

        1.15  Major Customers.    Seller has not received any notice or other
              ---------------
communication (in writing or otherwise), and has not received any other information, indicating that any recipient of any products or services under any Contracts listed in Schedule 2.1(f) may terminate any Contract or cease dealing
                    ---------------
with Seller, or may otherwise reduce the volume of business transacted by such Contract party in any significant respect below historical levels.

     4.  REPRESENTATIONS AND WARRANTIES OF BUYER AND CAIS  .
         ------------------------------------------------

         Buyer hereby represents and warrants to Seller that the following statements (Sections 4.1 through 4.3) are true and correct as of the Closing Date.

        4.1  Organization and Authority. Buyer (i) is a corporation duly
             --------------------------
organized, validly existing and in good standing under the laws of the State of California; (ii) has all necessary corporate power to own and lease its properties, to carry on its business as now being conducted and to enter into and perform this Agreement; and (iii) is qualified to do business in all jurisdictions in which the failure to so qualify would have a material adverse effect on the business, results of operations or financial condition of Buyer taken as a whole.

        4.2  Authority Relating to this Agreement; No Violation of Other
             -----------------------------------------------------------
Instruments.
-----------

          4.2.1 The execution and delivery of this Agreement and the Buyer/CAIS Closing Documents and the performance hereunder and thereunder by Buyer have been duly authorized by all necessary corporate action on the part of Buyer and, assuming execution of this Agreement by Seller, this Agreement and each of the Buyer/CAIS Closing Documents will constitute a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, subject as to enforcement only: (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally; and (ii) to general principles of equity.

          4.2.2 To Buyer's knowledge, neither the execution of this Agreement or any of the Buyer/CAIS Closing Documents, nor the performance hereof or thereof by Buyer will: (i) conflict with or result in the breach or violation of the terms of any decree, judgment, order, law or regulation of any court or other governmental body now in effect applicable to Buyer; (ii) conflict with, or result in, with or without the passage of time or the giving of notice, any breach of any of the terms, conditions and provisions of, or constitute a default under, any indenture, mortgage, lease, agreement or other instrument to which Buyer is a party or by which it is bound; or (iii) violate or conflict with any provisions of Buyer's Articles of Incorporation, Bylaws, or similar organizational instruments.

          4.2.3 No consent from any third party and no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Buyer in order to permit the execution, delivery or performance of this Agreement by Buyer, or the consummation by Buyer of its obligations contemplated by this Agreement, except for such consents (i) where the failure to obtain the same would not have a material adverse effect on the business, results of operations or financial condition of Buyer taken as a whole, or (ii) which have not been received by Buyer and may be necessary for Buyer to execute, deliver and perform this Agreement and to consummate the transactions set forth herein, and all of which shall be obtained by Buyer on or prior to the Closing Date.

        4.3  Sufficient Funds.  Buyer will have on the Closing Date sufficient
             ----------------
funds available to pay the Cash Consideration.

        CAIS hereby represents and warrants to Seller that the following statements (Sections 4.4 through 4.7) are true and correct as of the Closing Date.

        4.4  Organization and Authority. CAIS (i) is a corporation duly
             --------------------------
organized, validly existing and in good standing under the laws of the State of Delaware; (ii) has all necessary corporate power to own and lease its properties, to carry on its business as now being conducted and to enter into and perform this Agreement; and (iii) is qualified to do business in all jurisdictions in which the failure to so qualify would have a material adverse effect on the business, results of operations or financial condition of CAIS and its Subsidiaries taken as a whole.

        4.5  Authority Relating to this Agreement; No Violation of Other
             -----------------------------------------------------------
Instruments.
-----------

          4.5.1 The execution and delivery of this Agreement and the Buyer/CAIS Closing Documents and the performance hereunder and thereunder by CAIS have been duly authorized by all necessary corporate action on the part of CAIS and, assuming execution of this Agreement by Sellers, this Agreement and each of the Buyer/CAIS Closing Documents will constitute a legal, valid and binding obligation of CAIS, enforceable against CAIS in accordance with their respective terms, subject as to enforcement only: (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally; and (ii) to general principles of equity.

          4.5.2 To CAIS' knowledge, neither the execution of this Agreement or any of the Buyer/CAIS Closing Documents, nor the performance hereof or thereof by CAIS will: (i) conflict with or result in the breach or violation of the terms of any decree, judgment, order, law or regulation of any court or other governmental body now in effect applicable to CAIS; (ii) conflict with, or result in, with or without the passage of time or the giving of notice, any breach of any of the terms, conditions and provisions of, or constitute a default under, any material indenture, mortgage, lease, agreement or other instrument to which CAIS is a party or by which it is bound; or (iii) violate or conflict with any provisions of CAIS' Certificate of Incorporation or Bylaws.

          4.5.3 No consent from any third party and no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by CAIS in order to permit the execution, delivery or performance of this Agreement by CAIS, or the consummation by CAIS of its obligations contemplated by this Agreement, except for such consents (i) where the failure to obtain the same would not have a material adverse effect on the business, results of operations or financial condition of CAIS and its Subsidiaries taken as a whole, or (ii) which have not been received by CAIS and may be necessary for CAIS to execute, deliver and perform this Agreement and to consummate the transactions set forth herein, and all of which shall be obtained by CAIS on or prior to the Closing Date.

        4.6  Reports and Financial Statements.  CAIS has filed all reports
             --------------------------------
required to be filed with the U.S. Securities Exchange Commission ("SEC") pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended ("Exchange Act"), since its initial public offering on May 20, 1999 (all such reports, including those to be filed prior to the Closing Date and all registration statements and prospectuses filed by CAIS with the SEC in connection with the Company's initial public offering, are collectively referred to as the "CAIS SEC Reports"). All of such CAIS SEC Reports complied at the time they were filed and declared effective, if applicable, in all material respects with applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. None of such CAIS SEC Reports, as of their respective dates (as amended through the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements ("Financial Statements") included in the SEC Filings are complete and correct in all material respects and present fairly the financial position and results of operations as of and for the dates indicated in conformance with generally accepted accounting principles ("GAAP") applied on a consistent basis, except that the unaudited financial statements do not contain footnotes and are subject to normal year-end audit adjustments. To the extent applicable, if any, Buyer shall have made all required reports, disclosures or other filings as may be required of it with respect to applicable state and federal laws. The foregoing representations and warranties shall also be deemed to be made with respect to all filings made with the SEC on or before the Closing Date.

        4.7  Capitalization.  The authorized capital stock of CAIS on the
             --------------
Closing Date will consist of: (i) 100,000,000 shares of CAIS Common Stock (as defined herein); and (ii) 25,000,000 shares of preferred stock ("Preferred Stock"), of which 125,000 shares are designated as Series C Preferred Stock ("Series C Stock") and which 9,620,393 shares are designated as Series D Participating Preferred Stock ("Series D Stock"). As of the Closing Date, 22,498,161 shares of CAIS Common Stock, 125,000 shares of Series C Stock and 5,276,622 shares of Series D Stock are issued and outstanding. Prior to the Closing, CAIS will have reserved sufficient shares of CAIS Common Stock for issuance hereunder as the Consideration Shares. The Consideration Shares, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid, and nonassessable, and will have the rights, preferences, privileges, and restrictions as set forth in CAIS' Certificate of Incorporation. The Consideration Shares, when issued, will be free of any liens or encumbrances created by CAIS; provided, however, that the Consideration Shares will be subject to restrictions on transfer under federal and state securities laws and as set forth herein, and ten percent (10%) of the Consideration Shares shall be subject to the Escrow Agreement.

        Each of Buyer and CAIS hereby jointly and severally represent and warrant to Seller that the following statements (Sections 4.8 through 4.12) are true and correct as of the Closing Date.

        4.8  Brokers and Finders.  Except as set forth herein, neither Buyer,
             -------------------
CAIS nor any shareholder, director, officer, employee or agent of either Buyer or CAIS has retained any broker or finder in connection with the transactions contemplated by this Agreement.

        4.9  Changes.  Since December 31, 1999, there have not been any changes
             -------
in the assets, liabilities, financial condition, or operations of either Buyer or CAIS, which would be required under GAAP to be reflected in financial statements, except changes in the ordinary course of business which have not had, individually or in the aggregate, a Materially Adverse Effect.

        4.10  Compliance.  Neither CAIS nor Buyer is in violation in any
              ----------
material respect of any provision of: (i) such party's certificate or articles of incorporation, bylaws or similar organizational document; (ii) any mortgage, indenture, contract, agreement, or instrument to which such party is subject; or
(iii) any judgment, decree, or order issued against such party. To the best of each party's knowledge, neither CAIS nor Buyer is in violation in any material respect of any law, rule, or regulation applicable to such party. The execution, delivery and performance of and compliance with this Agreement, and the issuance of the Consideration Shares, have not resulted and will not result: (i) in any violation of or constitute a default under any such provision; or (ii) in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of either CAIS or Buyer, in either case, which would result in a Material Adverse Effect. There is no such undisclosed provision which would have, or be likely to have, a Material Adverse Effect on the business of either CAIS or Buyer.

        4.11  Litigation.  There are no actions, suits, proceedings, or
              ----------
investigations pending against either CAIS or Buyer, or its properties, before any court or governmental agency (nor, to the best of each party's knowledge, is there any threat thereof nor any factual or legal basis therefor), which, if decided or resolved against CAIS or Buyer would result in a Material Adverse Effect with respect to CAIS or Buyer.

        4.12  Governmental Consent.  No consent, approval, or authorization of,
              --------------------
or designation, declaration, or filing with, any governmental authority on the part of either CAIS or Buyer is required in connection with the valid execution and delivery of this Agreement, the Buyer/CAIS Closing Documents, and any other documents executed by each party pursuant to this Agreement, or the offer, sale, or issuance of the Consideration Shares, or the consummation of any other transaction contemplated hereby, except for the filing and qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Consideration Shares under applicable state and federal securities laws, which filing and qualification, if required, will be accomplished in a timely manner prior to or promptly after the Closing Date.


     5. CONDITIONS TO THE OBLIGATIONS OF SELLER, BUYER AND CAIS  .
        -------------------------------------------------------

        Except as otherwise specifically set forth herein or as contemplated by this Agreement, all obligations of Seller, Buyer and CAIS under this Agreement are subject to the fulfillment, satisfaction or waiver in writing, prior to or at the Closing Date, of each of the following conditions:

        5.1  Required Consents.  Buyer and CAIS shall have received the consents
             -----------------
required by Section 2.4.2.

        5.2  No Orders.  There shall not have been issued any preliminary or
             ---------
permanent court order enjoining or restraining the transactions contemplated by this Agreement; provided that, in the event of any such preliminary order, the Closing shall be delayed pending the lifting of such order, subject to Seller's, Buyer's and CAIS' rights pursuant to Sections 10.3 and 10.4 below.

        5.3  Delivery of Closing Documents.  Seller shall have delivered to
             -----------------------------
Buyer and CAIS the Seller's Closing Documents, and Buyer and CAIS shall have delivered to Seller the Buyer/CAIS Closing Documents.

     6. COVENANTS OF SELLER
        -------------------

        Seller and, to the extent obligations of Buyer and CAIS are set forth in this Section 6, Buyer and CAIS, as applicable, covenant as follows:

        6.1  Access to Properties and Records.  Throughout the period between
             --------------------------------
the Closing Date and the latter of: (i) the integration of the Business into the Buyer after Closing to the reasonable satisfaction of Buyer or (ii) the receipt by Buyer of all consents necessary for the transfer and assignment of all of the Assets to Buyer (the "Full Integration Date"), Seller shall give to Buyer and CAIS and their authorized representatives reasonable access, during reasonable business hours, in such a manner as to not unduly disrupt the normal business activities of Seller, to any and all documents, records, correspondence or other relevant information relating to any unassigned Contracts which arise after the Closing Date; provided that, notwithstanding anything herein to the contrary, Seller shall not be required to disclose any documents or information subject to any confidentiality obligation that would by the terms of such confidentiality obligation prohibit such disclosure. Any unintentionally disclosed confidential or privileged documents shall be kept confidential and returned immediately upon request by Seller without further disclosure. Without limiting the foregoing, Buyer and CAIS shall be permitted to interview during regular business hours all employees of Seller reasonably determined by Buyer and CAIS to be important to the Business. A representative of Seller shall have the right to be present at all such interviews. Notwithstanding the foregoing, under no circumstances shall the Full Integration Date be later than the earlier of (A) the termination by CAIS or Buyer of the Lease, or (B) six (6) months after the Closing Date.

        6.2  Conduct of the Business Prior to the Closing Date.  Until the
             -------------------------------------------------
Closing Date, and except as otherwise consented to or approved by an officer of Buyer and CAIS in writing or as required by this Agreement:

          (i) The Business shall be operated in the ordinary course consistent with past practices and in a normal businesslike fashion (including, without limitation, its normal accounts receivable practice), Seller shall use commercially reasonable efforts to preserve and maintain its goodwill, including relationships with employees, suppliers and customers. Seller shall maintain quantities of Inventories in a manner consistent with prior practice. In addition, Seller shall maintain records and books of account for the Business consistent with past practice, and shall continue to carry all of the insurance for the Business consistent with past practice.

          (ii) Seller shall not, without the prior written approval of Buyer, take any action which would cause any material change in any of the items and matters covered by the representations and warranties set forth in Section 3, including, without limitation:

                (a) incurring or becoming subject to, or agreeing to incur or become subject to, any obligation or liability (absolute or contingent) primarily related to the Business, except current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business consistent with past practices;

                (b) mortgaging, pledging or assuming any Lien (other than any Permitted Lien), or agreeing to do so, in respect to any of the Assets, except in each case in the ordinary course of business consistent with past practices;

                (c) waiving or compromising any material rights or any material debt owed to Seller with respect to the Business;

                (d) entering into any transactions primarily related to the Business, other than in the ordinary course of business consistent with past practices;

                (e) increasing the rate of compensation payable or to become payable to any employees working primarily in the Business, other than in the ordinary course of the business consistent with past practices, or in connection with the Closing hereunder;

                (f) terminating or amending any material Contract, unless terminated or amended in the ordinary course of business consistent with past practices;

                (g) introducing any new method of accounting with respect to the Business or any of the Assets or liabilities of the Business (assumed or not assumed) (including, without limitation, any change in depreciation or amortization policies or rates);

                (h) making any capital expenditures or entering into commitments for capital expenditures for the Business exceeding, in the aggregate, Ten Thousand Dollars ($10,000);

                (i) hire or terminate employees engaged in and primarily dedicated to the Business;

                (j) alter its practice for creating or accounting for Inventory; or

                (k) commencing any litigation relating to the Business, except those related to insured claims or arising in the ordinary course of business consistent with past practices.

        6.3  Acquisition, Merger or Similar Negotiations With Other Parties.
             --------------------------------------------------------------
From the date hereof until the earlier of termination of this Agreement or the Closing Date, none of Seller or any of its members, managers, officers, employees, representatives, agents or affiliates shall directly or indirectly encourage, solicit, initiate or conduct discussions or negotiations with, provide any information to, or enter into any agreement with, any corporation, partnership, limited liability company, person or other entity or group concerning any merger, combination, consolidation, sale of assets (other than in the ordinary course of business) or other similar transaction involving the Business or the Assets, but excluding the Excluded Assets.

        6.4  Non-Compete.
             -----------

          (i) Provided that nothing herein shall prevent Seller from owning, in the aggregate, not more than two percent (2%) of the outstanding stock or other equity interests in any company with shares or other equity interests registered pursuant to Sections 12(b) or 12(g) of the Exchange Act, Seller agrees that, for a period of two (2) years the Full Integration Date, Seller will not (1) make, sell or service (whether directly, indirectly or through any Subsidiary or affiliate), or (2) directly or indirectly engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation or control of, any business that makes, sells or services products and services that compete with any products or services included in the Business.

          (ii) Seller and Buyer each further agrees that, for a period of two
(2) years following the Full Integration Date, neither will, directly or indirectly, either for itself, or any other person or entity, induce or attempt to induce any employee of the other (including all employees of the Business) or any entity under common control with the other to leave the employ of such other (other than pursuant to advertisements of general circulation).

        6.5  Confidentiality.
             ---------------

          (a) Seller acknowledges and agrees that it shall treat and hold as confidential any information concerning the business and affairs of Buyer, CAIS or any of their respective affiliates that is not already generally available to the public (the "Confidential Information"), refrain from using any of the Confidential Information except in connection with compliance with this Agreement, and deliver promptly to CAIS or destroy, at the request and option of CAIS, all tangible embodiments (and all copies) of the Confidential Information which are in Seller's possession or under its control. In the event that Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Seller shall notify CAIS promptly of the request or requirement so that CAIS may seek an appropriate protective order or waive compliance with the provisions of this Section. If, in the absence of a protective order or the receipt of a waiver hereunder, Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal, Seller may disclose the Confidential Information to the tribunal; provided that Seller shall use its reasonable best efforts to obtain, at the request of CAIS, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as CAIS shall designate. All provisions relating to confidentiality in this Agreement are in addition to and shall not supersede or in any way nullify the effect of the Confidentiality Agreement (the "Confidentiality Agreement"), dated ________________, executed and delivered by Buyer and Seller in connection with the preliminary discussions relating to this transaction. Notwithstanding the foregoing, Seller shall not be in violation of the confidentiality obligations of this Section for (i) attempting to secure any Approval, consents or other third party agreements required or necessary under this Agreement, (ii) making any disclosure, filing or other statement required or reasonably advisable under applicable law, regulation or order, or (iii) publicizing the general fact that Seller (or any of its members, employees, officers, directors, managers, agents or affiliates) has engaged in the transactions contemplated by this Agreement, provided that doing so does not publish or disclose any trade secrets or other proprietary information belonging to CAIS or Buyer.

          (b) Without in any way limiting the rights and remedies that CAIS, Buyer, or any of their respective affiliates may have at law, in equity or otherwise, Seller acknowledges and agrees that CAIS, Buyer or any of their respective affiliates may proceed against Seller for indemnification of all or any Losses suffered by CAIS, Buyer or any of their respective affiliates in connection with the breach or other violation of Seller's confidentiality obligations hereunder. Further, Seller acknowledges and agrees that the injury CAIS, Buyer or any of their respective affiliates would suffer in the event of a breach by Seller of the confidentiality obligations of this Section would be irreparable injury, not adequately compensated by monetary damages alone. Thus, in the event of a breach or threatened or intended breach of the confidentiality obligations of this Section by Seller, CAIS, Buyer or any of their respective affiliates shall be entitled to injunctions, both temporary and final, enjoining and restraining such breach or threatened or intended breach, and Seller hereby consents to the issuance thereof by any court of competent jurisdiction without bond. CAIS, Buyer or any of their respective affiliates may further assert such claims as any or all might have against Seller for actual, incidental, consequential, and punitive damages resulting from the breach of this Section. If CAIS, Buyer or any of their respective affiliates prevails in whole or in part in any such action, Seller shall be liable to the prevailing party or parties for all reasonable costs, expert witness fees, and actual reasonable attorney fees the prevailing party or parties incur in connection with seeking such legal or equitable relief.

        6.6  Satisfaction of Conditions. From the date hereof until the earlier
             --------------------------
of termination of this Agreement or the Full Integration Date, Seller shall in good faith proceed to take or cause to be taken all actions within its power necessary to satisfy all conditions to its obligations to close and consummate the transactions contemplated by this Agreement, including, but not limited to, assisting Buyer in obtaining all consents necessary to transfer and assign all of the Assets to Buyer; provided that, Seller shall not be obligated to pay any amount to any third party in connection with obtaining any such consents other than at the sole expense of Buyer or CAIS.

     7. COVENANTS OF BUYER AND/OR CAIS  .
        ------------------------------

     Buyer and/or CAIS, as applicable, and to the extent obligations of Seller are set forth in this Section 7, Seller, covenants as follows:

        7.1  Satisfaction of Conditions.  Buyer and CAIS shall in good faith
             --------------------------
proceed to take or cause to be taken all actions within its power necessary to satisfy all conditions to its obligations to close and consummate the transactions contemplated by this Agreement.

        7.2  Warranty Obligations.  Buyer shall perform the Warranty Obligations
             --------------------
following the Closing Date in a timely and workmanlike manner in accordance with the obligations of Seller with respect thereto that are to be assumed by Buyer as of the Closing pursuant to Section 2.5.1(d) hereof.

        7.3  Prohibition on Use of Names, Etc.
             ---------------------------------

          7.3.1 Seller grants to Buyer a paid up, exclusive, nontransferable license (i) to use Seller's logos and Seller's names, marks, trade names, trademarks and service marks (collectively, "Seller Names") affixed to products of the Business manufactured before the Closing or manufactured by Buyer after the Closing and meeting the same quality standards met by Seller's products prior to the Closing, in either case for a period of time not to exceed twelve
(12) months from the Closing Date; and (ii) for a period of time not to exceed twelve (12) months from the Closing Date, to include in a less conspicuous manner on products of Buyer substantially similar to those which the Seller marketed through the Business prior to the Closing Date, and in product literature therefor, the legend "formerly made by QuickATM." Notwithstanding the foregoing, Seller shall retain all rights not granted herein, including, without limitation, the right to use the Seller's Names in connection with the winding up or dissolution of its affairs or such other purposes as are necessary or proper and in accordance with this Agreement.

          7.3.2 Buyer may use existing supplies of literature, packaging and documentation of the Business which refer to or employ the Seller's logos and Seller's Names until such supplies are expended, but in no event beyond twelve
(12) months following the Closing Date; provided that such supplies include a statement that the Business is no longer affiliated with Seller and, with respect to products referenced in such supplies, the legend "formerly made by QuickATM."

        7.4  Confidentiality.
             ---------------

                (a) Buyer and CAIS, jointly and severally, acknowledge and agree that they shall each treat and hold as confidential any information concerning the business and affairs of the Business and Seller that is not already generally available to the public (the "Confidential Information"), refrain from using any of the Confidential Information except in connection with compliance with this Agreement, and deliver promptly to Seller or destroy, at the request and option of the Seller, all tangible embodiments (and all copies) of the Confidential Information which are in its possession or under its control. In the event that either Buyer or CAIS is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such party shall notify Seller promptly of the request or requirement so that Seller may seek an appropriate protective order or waive compliance with the provisions of this Section. If, in the absence of a protective order or the receipt of a waiver hereunder, Buyer or CAIS is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal, such party may disclose the Confidential Information to the tribunal; provided that such party shall use its reasonable best efforts to obtain, at the request of Seller, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as Seller shall designate. All provisions relating to confidentiality in this Agreement are in addition to and shall not supersede or in any way nullify the effect of the Confidentiality Agreement (the "Confidentiality Agreement"), dated ________________, executed and delivered by Buyer and Seller in connection with the preliminary discussions relating to this transaction.

                (b) Without in any way limiting the rights and remedies that Seller may have at law, in equity or otherwise, Seller may proceed against Buyer or CAIS or both for indemnification of all or any Losses suffered by Seller in connection with the breach or other violation of Buyer and/or CAIS' confidentiality obligations hereunder. Further, Buyer and CAIS each acknowledges and agrees that the injury Seller would suffer in the event of a breach by either Buyer or CAIS of the confidentiality obligations of this Section would be irreparable injury, not adequately compensated by monetary damages alone. Thus, in the event of a breach or threatened or intended breach of the confidentiality obligations of this Section by either Buyer or CAIS, Seller shall be entitled to injunctions, both temporary and final, enjoining and restraining such breach or threatened or intended breach, and Buyer and CAIS each hereby consents to the issuance thereof by any court of competent jurisdiction without bond. Seller may further assert such claims as it might have against Buyer and CAIS for actual, incidental, consequential, and punitive damages resulting from the breach of this Section. If Seller prevails in whole or in part in any such action, Buyer and CAIS shall be jointly and severally liable to Seller for all reasonable costs, expert witness fees, and actual reasonable attorney fees Seller incurs in connection with seeking such legal or equitable relief.

        7.5  Termination of Lease Guaranty.  Following the Closing, Buyer shall
             -----------------------------   ---------
apply its best efforts to promptly assume the Lease and remove Clifford S. Orloff as guarantor of Buyer's obligations under the Lease.

     8.  EMPLOYMENT MATTERS
         ------------------

        8.1 Employees. Prior to the Closing, Buyer shall offer employment to all of the employees primarily dedicated to the Business except for Seller's Key Officer, effective at the Closing, at the salary levels no less than those currently in place with Seller as of the Closing Date, and will provide employee benefits to such employees in accordance with Buyer's current policies and practices, except that Buyer shall (i) grant prior service credit under Buyer's employee benefit plans, programs and policies to each such employee based on the service date used by Seller in determining his or her service credit under Seller's employee benefit plans, programs and policies, (ii) waive any preexisting condition limitations under Buyer's employee benefit plans, programs and policies which otherwise would be applicable to such employees, and (iii) offer such employees the right to transfer accrued vacation and sick leave. Notwithstanding the foregoing, Buyer shall have no liability for accrued wages (including salaries, bonuses and commissions), severance pay, sick leave or other benefits under or with respect to any of Seller's Employee Plans (as defined herein) of any type or nature on account of Seller's employment or termination of such employees prior to the Closing Date, except under clause (iii) above.

        8.2  Employee Plans.  Buyer is not assuming any of the Employee Plans of
             --------------
Seller. Without limiting the foregoing, Buyer shall have no liability whatsoever to employees of Seller with respect to accrued or future benefits under any such Employee Plans, whether or not any of such employees accept employment by or become employees of Buyer. For the purposes of only this
Section 8.2, the term "Seller" also includes any controlled group (within the meaning of Section 414(b) of the Internal Revenue Code of 1986, as amended ("IRC")) of which Seller or any of its Subsidiaries is a member, all trades or businesses under common control (within the meaning of IRC Section 414(c)) of which Seller is a member and all affiliated service groups (within the meaning of IRC Section 414(m)) of which Seller is a member. The term "Employee Plan" shall mean all present and prior (including terminated and transferred) plans, programs, agreements, arrangements and methods of contributions or compensation (including all amendments to and components of the same, such as a trust with respect to a plan) providing any remuneration or benefits, other than current cash compensation, to any current or former employee of Seller or to any other person who provides services to Seller, whether or not such plan or plans, programs, agreements, arrangements and methods of contribution or compensation are subject to Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and whether or not such plan or plans, programs, agreements, arrangements and methods of contribution or compensation are qualified under the IRC, including, without limitation, pension, retirement, profit sharing, percentage compensation, stock purchase, stock option, bonus and non-qualified deferred compensation plans, disability plans, medical plans, dental plans, workers compensation, health insurance, life insurance or other death benefits, incentive, severance plans, vacation benefits and fringe benefits. The term "Employee Plan" also includes any employee plan that is a multi-employer plan as defined in Section 3(37) of ERISA. Notwithstanding the foregoing, the term "Employee Plan" shall not include (and Buyer shall assume at the Closing) any accrued vacation or sick leave transferred to Buyer pursuant to Section 8.1 above.

     9.  INDEMNITY.
         ---------

        9.1  Survival of Representations and Warranties.  The representations
             ------------------------------------------
and warranties of Seller in Section 3 and of Buyer and CAIS in Section 4 above shall survive for a period of one (1) year from the Closing Date or the expiration or termination of the Escrow Agreement, whichever occurs first; provided, however, that the representations contained in Sections 3.1, 3.2, 4.1, 4.2, 4.4 and 4.5 shall survive until any liability thereunder is barred by all applicable statutes of limitations, including waivers and extensions thereof. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by a party in whose favor such representations and warranties have been made to the party that made such representations and warranties, then the relevant representations and warranties shall survive as to such claim until such claim has been finally resolved.

        9.2  Seller's Indemnity.  Seller shall indemnify, defend, protect and
             ------------------
hold harmless each of Buyer and CAIS (and their respective Subsidiaries, officers, directors, employees and agents) from and against any and all losses, costs, expenses, liabilities, obligations, claims, demands, causes of action, suits, settlements and judgments of every nature, including the costs and expenses associated therewith and actual and reasonable attorneys', consultants' and witness fees incurred in connection therewith ("Buyer's Damages"), which arise out of or relate to: (i) the material breach of any representation or warranty made by Seller pursuant to
Section 3 of this Agreement; (ii) the material non-performance, partial or total, of any covenant made by Seller pursuant to this Agreement or the Seller's Closing Documents; or (iii) any Retained Liability; or (iv) Seller's hiring and employment practices with respect to employment with Seller's of, or termination with Seller of, all employees of the Business (except solely as provided in Section 8.1 above).

        9.3  Buyer's Indemnity. Buyer shall indemnify, defend, protect and hold
             -----------------
harmless Seller (and its officers, directors, managers, members, employees and agents) from and against any and all losses, costs, expenses, liabilities, obligations, claims, demands, causes of action, suits, settlements and judgments of every nature, including the costs and expenses associated therewith and reasonable attorneys', consultants' and witness fees incurred in connection therewith ("Seller's Damages"; and when used together with or in the alternative to Buyer's Damages, "Damages"), which arise out of: (i) the material breach by Buyer of any representation or warranty made by Buyer pursuant to Sections 4.1 through 4.3 and Sections 4.8 through 4.12 of this Agreement; (ii) the material non-performance, partial or total, of any covenant made by Buyer pursuant to this Agreement or the Buyer/CAIS Closing Documents; (iii) Buyer's hiring and employment practices with respect to employment with Buyer of, or termination of employment with Buyer of, the employees to be offered employment or hired by Buyer for the Business; (iv) any Assumed Liability; and (v) any Damages incurred by Seller or Clifford S. Orloff under that certain personal guarantee made in connection with the Lease.

        9.4  CAIS' Indemnity. CAIS shall indemnify, defend, protect and hold
             ---------------
harmless Seller (and its officers, directors, managers, employees and agents) from and against any and all Seller's Damages which arise out of: (i) the material breach by CAIS of any representation or warranty made by CAIS pursuant to Sections 4.4 through 4.12 of this Agreement; or (ii) the material non-performance, partial or total, of any covenant made by CAIS pursuant to this Agreement or the CAIS/Buyer Closing Documents.

        1.5 Procedure for Indemnification -- Third Party Claims. Promptly after receipt by an indemnified party under Section 9.2, 9.3 or 9.4 of written notice of a claim or the commencement of any proceeding against it, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give written notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party, except to the extent the indemnifying party demonstrates that the defense of such action is or has been materially prejudiced thereby. In case any such proceeding shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish (unless the indemnifying party is also a party to such proceeding and the indemnified party determines in good faith that joint representation would be inappropriate) to assume the defense thereof with counsel which is reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any fees of such counsel or any other expenses with respect to the defense of such proceeding, in each case, subsequently incurred by such indemnified party in connection with the defense thereof. If an indemnifying party assumes the defense of such proceeding, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's reasonable consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified party, and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld or delayed). If notice is given to an indemnifying party of the commencement of any proceeding and it does not, within fifteen (15) business days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof with counsel reasonably satisfactory to the indemnified party, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its affiliates, other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such proceeding, but the indemnifying party shall not be bound by any determination of a proceeding so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld or delayed).

        1.6  Bulk Sales Law.  Buyer and CAIS each waive any claim they may have
             --------------
against Seller or any of Seller's affiliates, members, managers, officers, directors, employees or agents with respect to, or arising out of, Seller's non-compliance with any provision of any bulk sales or bulk transfer law in connection with this Agreement.

        1.7  Limitations on Indemnification.
             ------------------------------

          1.7.1 Any claim made against an indemnifying party for indemnification pursuant to Section 9.2, Section 9.3 or Section 9.4, as the case may be, shall not qualify for indemnification (either individually, or when aggregated with other claims as set forth below) unless the Damages for such claim exceeds One Thousand Dollars ($1,000). Any qualifying claim of greater than One Thousand Dollars ($1,000) shall be referred to as a "Material Claim." No claims which are not Material Claims shall give rise to any indemnification obligation under this Agreement. Further, no Material Claim or Material Claims may be made against an indemnifying party for indemnification pursuant to
Section 9.2, Section 9.3, or Section 9.4, as the case may be, unless the aggregate Damages of the indemnified parties with respect to such Material Claims shall exceed an aggregate amount equal to Twenty-Five Thousand Dollars ($25,000), in which case the indemnifying party shall be obligated to the indemnified party for the full amount of the Damages, including, without limitation, those Damages up to said $25,000 amount. Under no circumstances shall Seller's liability under Section 9.2 exceed the Escrow Amount, and in no circumstances shall Seller's liability thereunder be satisfied by any assets or funds other than those contained in the Escrow Agreement. Upon the expiration or termination of the Escrow Agreement, Seller's indemnification obligations under this Agreement shall immediately cease and terminate.

          1.7.2 The liability of any indemnifying party with respect to any Damages shall be determined on a basis that is net of the amount of any such Damages covered by insurance (less any deductibles).

     Notwithstanding any provision in this Agreement, nothing shall limit the rights and remedies of Buyer and CAIS, including but not limited to indemnification in excess of the foregoing limitations, for any losses, liabilities or claims related to (i) fraud; (ii) intentional misrepresentation; or (iii) criminal conduct of Seller or any of its current or former officers, directors, members or agents.

     10.  TERMINATION.
          -----------

        10.1  Mutual Agreement. This Agreement may be terminated at any time
              ----------------
prior to the Closing Date by the written agreement of Seller, CAIS and Buyer.

        10.2  Permanent Injunction.  This Agreement shall be terminated upon the
              --------------------
entry of a permanent order by a governmental entity having jurisdiction over Buyer, CAIS, Seller or any of their respective Subsidiaries, affiliates or assets, enjoining or restraining the transactions contemplated by this Agreement.

        10.3  Termination by Buyer or CAIS. This Agreement may be terminated by
              ----------------------------
Buyer or CAIS if, on the Closing Date, the conditions set forth in Section 5 of this Agreement shall not have been met by Seller or waived by Buyer and CAIS, provided that, if on such date a preliminary injunction has been entered preventing the Closing, such date shall automatically be extended until (i) such injunction shall have been lifted, in which case the Closing shall thereupon take place as soon as practicably possible, assuming that all other conditions to Closing are satisfied, or (ii) a permanent injunction shall have been entered, in which case this Agreement shall be terminated as provided in Section
10.2 above.

        10.4 Termination by Seller. This Agreement may be terminated by Seller if, on the Closing Date, the conditions set forth in Section 5 of this Agreement shall not have been met by Buyer or CAIS, as applicable, or waived by Seller, provided that, if on such date a preliminary injunction has been entered preventing the Closing, such date shall automatically be extended until (i) such injunction shall have been lifted, in which case the Closing shall thereupon take place as soon as practicably possible, assuming that all other conditions to Closing are satisfied, or (ii) a permanent injunction shall have been entered, in which case this Agreement shall be terminated as provided in Section
10.2 above.

        10.5  Confidentiality and Effect of Termination. In the event that this
              -----------------------------------------
Agreement is terminated, each of the parties shall return (without retaining copies) all documents and papers containing Confidential Information of the other party (including, without limitation, technical information, customer lists, financial data and any similar information developed by another party pursuant to this Agreement or in contemplation of the transactions contemplated by this Agreement). The confidentiality obligations set forth in Sections 6.5 and 7.4 of this Agreement shall survive termination of this Agreement for any reason for a period of three (3) years after the date of such termination.

     11.  MISCELLANEOUS.
          -------------

        11.1  Assignment. This Agreement shall be binding upon and inure to the
              ----------
benefit of the successors and permitted assigns of the parties, except that no party hereto may assign its rights or obligations hereunder without the prior written consent of the other parties. Any assignment in contravention of this
Section 11.1 shall be null and void.

        11.2  Allocation of Purchase Price.  No later than sixty (60) days after
              ----------------------------
the Closing Date, Buyer and Seller shall mutually agree upon the allocation of the Purchase Price among the various items included in the Assets and the Business being transferred by Seller to Buyer. Buyer and Seller have agreed that the allocation to be provided hereby shall be determined by the appraisal report of an independent, mutually agreed upon appraiser, if the parties cannot agree on the allocation after good faith negotiations, and that Buyer shall solely bear all of the costs of such appraisal. Buyer and Seller shall file all Tax returns and reports in a manner consistent with the allocation provided for in this Section 11.2, and cooperate with each other in connection therewith.

        11.3  Prorations.  All state and local real and personal property Taxes
              ----------
relating to the Assets which apply to periods commencing prior to and ending on or after the Closing Date shall be prorated as between Seller and Buyer as of the Closing Date. Seller shall receive a credit, at the Closing for the security deposit, if any, held by the landlord under the Lease. Seller shall also receive a credit for any fees paid in advance by Seller under the Contracts, which fees represent prepayments for periods after the Closing Date. State and local real and personal property Taxes relating to the Assets for the Tax period in which the Closing occurs shall be prorated between Buyer and Seller on the following basis: Seller shall be responsible for the payment of all such Taxes for the period up to the Closing Date; and Buyer shall be responsible for payment of all such Taxes for the period from and after the Closing Date. All such Taxes assessed on an annual basis shall be prorated on the assumption that an equal amount of Tax applies to each day of the year, regardless of how installment payments are billed or made. Any supplemental property Taxes or assessments which arise out of a revaluation of an Asset, which revaluation would not have occurred except for the change in ownership of the Asset, shall be borne by Buyer. Any payments of Taxes due from one party to another pursuant to this
Section 11.3 shall be paid at the Closing Date. If such Taxes and assessments are not available as of the Closing Date, for purposes of apportionment between Buyer and Seller and payment pursuant to this Section 11.3, the amount thereof shall be estimated on the basis of the prior year's Taxes and assessments, and any incremental payment shall be adjusted after receipt of the final Tax statements, but in any event within fifteen (15) days after such statements are provided by one party to another. Buyer shall not be responsible for any other Tax (including but not limited to any business, occupation, unemployment compensation, workers' compensation, withholding or similar Tax) attributable to the operations of the Business for any period prior to the Closing. Seller shall not be responsible for any other Tax (including but not limited to any business, occupation, unemployment compensation, workers' compensation, withholding or similar Tax) attributable to the operations of the Business for any period from and after the Closing. The total estimated prorations, as reasonably determined by Seller, shall be paid by Buyer at the Closing, with final complete prorations to be determined as soon as practicable after the Closing.

        11.4  Publicity.  No party shall issue a press release or otherwise
              ---------
publicize the transactions contemplated by this Agreement or otherwise disclose the nature or contents of this Agreement prior to the Full Integration Date, except as otherwise required by applicable law (and any such press release shall be mutually acceptable to Buyer, CAIS and Seller), regulation, stock exchange or Nasdaq requirement or by the mutual consent of each of Buyer, CAIS and Seller.

        11.5  Transfer Taxes.  Any Taxes arising out of or incurred in
              --------------
connection with the transactions contemplated by this Agreement shall be paid by Buyer.

        11.6  Expenses.  Except as otherwise expressly provided herein, each
              --------
party will pay its own costs and expenses, including legal and accounting expenses, related to the transactions provided for herein, irrespective of when incurred.

        11.7  Further Assurances.  It is the intention of the parties hereto
              ------------------
that all assets, rights, and tangible and intangible property constituting the Assets be sold to Buyer. Accordingly, each party will from time to time prior to or subsequent to the Closing Date, at another party's reasonable request and without further consideration, execute and deliver such other instruments of conveyance, assignment and transfer and take such other actions as the other party may reasonably request in order to cause all of the Assets to be transferred and assigned to Buyer and otherwise to more effectively consummate the transactions contemplated hereby; provided that, in connection with the foregoing, Seller shall not be obligated to pay any amount to any third party other than at the sole expense of Buyer or CAIS.

        11.8  Dispute Resolution.  Any dispute, controversy or claim between or
              ------------------
among the parties relating to, or arising out of or in connection with, this Agreement (or any subsequent agreements or amendments thereto), including as to its existence, enforceability, validity, interpretation, performance, breach or damages, including claims in tort, whether arising before or after the termination of this Agreement, shall be settled only by binding arbitration pursuant to the Commercial Arbitration Rules, as then amended and in effect, of the American Arbitration Association (the "Rules"), subject to the following:

          11.8.1 The arbitration shall take place in Los Angeles, California, or at some other location mutually agreed upon in writing by the parties.

          11.8.2 There shall be three arbitrators, who shall be selected under the normal procedures prescribed in the Rules, except that one such arbitrator shall be a certified public accountant and one (1) such arbitrator (who shall chair the arbitration panel) shall be a member of the American Board of Trial Advocates or the American College of Trial Lawyers.

          11.8.3 Subject to legal privileges, each party shall be entitled to discovery in accordance with the Federal Rules of Civil Procedure.

          11.8.4 At the arbitration hearing, each party may make written and oral presentations to the arbitrator, present testimony and written evidence and examine witnesses.

          11.8.5 The arbitrators' decision shall be in writing, shall be binding and final and may be entered and enforced in any court of competent jurisdiction.

          11.8.6 No party shall be eligible to receive, and the arbitrators shall not have the authority to award, indirect, exemplary or punitive damages or any other damages not directly related to compensating the damaged party for damages directly incurred.

          11.8.7 Seller shall pay one-half of the fees and expenses of the arbitrators and the American Arbitration Association and Buyer and/or CAIS shall pay the other half of any such fees and expenses.

          11.8.8 The arbitrators shall not have the power to amend this Agreement.

          11.8.9 Notwithstanding the provisions of this Section 11.8, the parties shall not be obligated to commence arbitration when seeking injunctive relief for any matter for which injunctive relief is specifically authorized in this Agreement, but rather such party may petition a court of competent jurisdiction for such injunctive relief.

        11.9  Notices. Any notice or other communication required or permitted
              -------
hereunder shall be in writing and shall be deemed to have been duly given on the date of service if served personally or by facsimile, or five (5) days after the date of mailing if mailed, by first class mail, registered or certified, postage prepaid. Notices shall be addressed as follows:


           To Seller at:              QuickATM, LLC
                                      2437 Durant Avenue, Suite 207
                                      Berkeley, California  94704
                                      Attn:  Clifford S. Orloff
                                      Fax:   _____________________

           with a copy to:            Irell & Manella LLP
                                      1800 Avenue of the Stars, Suite 900
                                      Los Angeles, California  90067
                                      Attn:  Rob Zeitinger, Esq.
                                      Fax:  (310) 203-7199

           To Buyer or CAIS at:       CAIS Internet, Inc.
                                      1255 22nd Street, N.W.
                                      Washington, DC  20037
                                      Attn:  __________________________
                                      Fax:  (202) 463-7190
           with a copy to:            Morrison & Foerster LLP
                                      2000 Pennsylvania Avenue, N.W.
                                      Washington, DC  20006
                                      Attention: Morris F. DeFeo, Jr., Esq.
                                      Fax: (202) 887-0763

or to such other address as a party has designated by notice in writing to the other parties in the manner provided by this Section.

        11.10  Entire Agreement and Modification. This Agreement constitutes and
               ---------------------------------
contains the entire agreement of the parties and supersedes any and all prior negotiations, correspondence, understandings and agreements (other than the Confidentiality Agreement) between the parties respecting the subject matter hereof. This Agreement may only be amended by written instrument signed by the parties.

        11.11  No Other Remedies.  Except with respect to Damages for (a) fraud,
               -----------------
(b) intentional misrepresentation or (c) criminal matters, in respect of which the parties hereto shall be entitled to any and all remedies available hereunder, under law and/or otherwise, any and all remedies herein expressly conferred upon a party hereby are deemed exclusive of any other remedy conferred hereby or by law or equity on such party. In particular, the remedies provided by Section 9 for Damages shall be exclusive of any other rights or remedies available to a party against another party, either at law or in equity, in relation to any breach, default or nonperformance of any representation, warranty, covenant, agreement or undertaking made or entered into by such other party pursuant to this Agreement.

        11.12  Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed in the State of California by California residents, but without regard to California's conflict of laws principles.

        11.13  Brokers.  Each party hereby represents and warrants to the others
               -------
that, except as disclosed herein, neither it nor its representatives have taken, nor will they take any action that would cause the other parties hereto to have any obligation or liability to any person for the payment of any finders' fees, brokerage fees, investment banking fees, consulting fees, agents' commissions, or like payments in connection with the transactions contemplated hereby. Each party shall indemnify and hold harmless the others from any claim that is asserted by any person for such fees, commissions or like payments with respect to this Agreement arising from any act, representation or promise of the indemnifying party or its representative.

        11.14  Severability. If any provision of this Agreement is held to be
               ------------
unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent possible.

        11.15  Headings. The headings appearing at the beginning of several
               --------
sections contained herein have been inserted for the convenience of the parties and shall not be used to determine the construction or interpretation of this Agreement.

        11.16  Counterparts. This Agreement may be executed by facsimile and in
               ------------
counterparts, each of which shall be deemed an original, but both of which when taken together shall constitute one and the same instrument.


                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above set forth.


                                                CAIS SOFTWARE SOLUTIONS, INC.



                                                By: /s/ W. Stephen Nye
                                                    ---------------------------
                                                Name:
                                                Title:


                                                CAIS INTERNET, INC.


                                                By: /s/ William H. Caldwell IV
                                                    ---------------------------
                                                Name:
                                                Title:


                                                QUICKATM, LLC


                                                By: /s/ Clifford Orloff
                                                    ---------------------------
                                                Name:
                                                Title:

                               TABLE OF CONTENTS

                                                                                                            Page
1.    DEFINITIONS.........................................................................................   1
2.    SALE AND PURCHASE OF ASSETS.........................................................................   4
      2.1   Sale of Assets................................................................................   4
      2.2   Assets Not Purchased..........................................................................   5
      2.3   Purchase Price................................................................................   6
      2.4   No Assignment in Certain Circumstances........................................................   8
      2.5   Assumed Liabilities...........................................................................   8
      2.6   Closing.......................................................................................   9
      2.7   Consent of Third Parties......................................................................  10
3.    REPRESENTATIONS AND WARRANTIES OF SELLER............................................................  10
      3.1   Organization and Authority....................................................................  11
      3.2   Authority Relating to this Agreement and Other Agreements; No Violation of Other Instruments..  11
      3.3   Ownership and Delivery of Assets..............................................................  12
      3.4   Compliance with Law...........................................................................  12
      3.5   Absence of Certain Changes or Events..........................................................  12
      3.6   Inventory.....................................................................................  12
      3.7   Personal Property.............................................................................  13
      3.8   Lease                                                                                           13
      3.9   Intellectual Property.........................................................................  13
      3.10  Product Warranties and Returns................................................................  13
      3.11  Litigation....................................................................................  13
      3.12  Personnel.....................................................................................  13
      3.13  Brokers and Finders...........................................................................  14
      3.14  Contracts.....................................................................................  14
      3.15  Major Customers...............................................................................  14
4.    REPRESENTATIONS AND WARRANTIES OF BUYER AND CAIS....................................................  14
      4.1   Organization and Authority....................................................................  14
      4.2   Authority Relating to this Agreement; No Violation of Other Instruments.......................  14
      4.3   Sufficient Funds..............................................................................  15
      4.4   Organization and Authority....................................................................  15
      4.5   Authority Relating to this Agreement; No Violation of Other Instruments.......................  15
      4.6   Reports and Financial Statements..............................................................  16
      4.8   Capitalization................................................................................  17
      4.7   Brokers and Finders...........................................................................  17
      4.9   Changes.......................................................................................  17
      4.10  Compliance....................................................................................  17

      4.11  Litigation....................................................................................  18
      4.12  Governmental Consent..........................................................................  18
5.    CONDITIONS TO THE OBLIGATIONS OF SELLER, BUYER AND CAIS.............................................  18
      5.1   Required Consents.............................................................................  18
      5.2   No Orders.....................................................................................  18
      5.3   Delivery of Closing Documents.................................................................  18
6.    COVENANTS OF SELLER.................................................................................  18
      6.1   Access to Properties and Records..............................................................  18
      6.2   Conduct of the Business Prior to the Closing Date.............................................  19
      6.3.  Acquisition, Merger or Similar Negotiations With Other Parties................................  20
      6.4   Non-Compete...................................................................................  20
      6.5   Confidentiality...............................................................................  21
      6.6   Satisfaction of Conditions....................................................................  22
7.    COVENANTS OF BUYER AND/OR CAIS......................................................................  22
      7.1   Satisfaction of Conditions....................................................................  22
      7.2   Warranty Obligations..........................................................................  22
      7.3   Prohibition on Use of Names, Etc..............................................................  22
      7.4   Confidentiality...............................................................................  23
      7.5   Termination of Lease Guaranty.................................................................  24
8.    EMPLOYMENT MATTERS..................................................................................  24
      8.1   Employees.....................................................................................  24
      8.2   Employee Plans................................................................................  24
9.    INDEMNITY...........................................................................................  25
      9.1   Survival of Representations and Warranties....................................................  25
      9.2   Sellers' Indemnity............................................................................  25
      9.3   Buyer's Indemnity.............................................................................  25
      9.4   CAIS' Indemnity...............................................................................  26
      9.5   Procedure for Indemnification -- Third Party Claims...........................................  26
      9.6   Bulk Sales Law................................................................................  26
      9.7   Limitations on Indemnification................................................................  27
10.   TERMINATION.........................................................................................  27
      10.1  Mutual Agreement..............................................................................  27
      10.2  Permanent Injunction..........................................................................  27
      10.3  Termination by Buyer or CAIS..................................................................  27
      10.4  Termination by Seller.........................................................................  28
      10.5  Confidentiality and Effect of Termination.....................................................  28
11.   MISCELLANEOUS.......................................................................................  28
      11.1  Assignment....................................................................................  28
      11.2  Allocation of Purchase Price..................................................................  28
      11.2  [Intentionally Omitted].......................................................................  28

      11.3  Prorations....................................................................................  28
      11.4  Publicity.....................................................................................  29
      11.5  Transfer Taxes................................................................................  29
      11.6  Expenses......................................................................................  29
      11.7  Further Assurances............................................................................  29
      11.8  Dispute Resolution............................................................................  30
      11.9  Notices.......................................................................................  30
     11.10  Entire Agreement and Modification.............................................................  31
     11.11  No Other Remedies.............................................................................  31
     12.12  Governing Law.................................................................................  32
     11.13  Brokers.......................................................................................  32
     11.14  Severability..................................................................................  32
     11.15  Headings......................................................................................  32
     11.16  Counterparts..................................................................................  32

                               TABLE OF EXHIBITS

Exhibit A:         Schedules

Exhibit 2.4.2:     Consent of Mark Daoud

Exhibit 2.6.2(a):  Bill of Sale, Assignment and Assumption Agreement

Exhibit 2.6.2(b):  Secretary's Certificates of Seller

Exhibit 2.6.2(c):  Compliance Certificates of Seller

Exhibit 2.6.2(d):  Registration Rights Agreement

Exhibit 2.6.2(e):  Escrow Agreement

Exhibit 2.6.2(f):  Consulting Agreement with Clifford D. Orloff

Exhibit 2.6.3(b):  Secretary's Certificates of Buyer and CAIS

Exhibit 2.6.3(c):  Compliance Certificates of Buyer and CAIS

Exhibit 8.1        List of Seller's Employees to be Hired by Buyer After Closing

                                       1